                        MED/WASTE INC. AND SUBSIDIARIES

             EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED SEPTEMBER 30,
                                                                          -------------------------------
                                                                               1997             1996
                                                                           -----------       -----------
Primary:

Weighted average number of common shares outstanding                         2,399,506         2,113,480

Common equivalent shares outstanding - options and warrants                  1,759,358         1,344,108

Common equivalent shares outstanding - 20% of outstanding shares              (495,985)         (465,789)
                                                                           -----------       -----------

Total common and common equivalent shares outstanding                        4,654,849         2,991,799

Net income (loss)                                                          $   375,912       $   (49,310)

Interest expense                                                           $    66,054       $    33,460
                                                                           -----------       -----------

Adjusted net income (loss)                                                 $   441,966       $   (15,850)
                                                                           ===========       ===========

Primary earnings (loss) per share                                          $       .10       $      (.01)
                                                                           ===========       ===========

Fully diluted:

Weighted average number of common shares outstanding                         2,399,506         2,113,480

Common equivalent shares outstanding - options and warrants                  1,759,358         1,344,108

Common equivalent shares outstanding - convertible debentures                1,025,641                --

Common equivalent shares outstanding - 20% of outstanding shares              (495,985)         (465,789)
                                                                           -----------       -----------

Total common and common equivalent shares outstanding                        5,680,490         2,991,799

Net income (loss)                                                          $   375,912       $   (49,310)

Interest expense                                                           $   114,766       $    32,319
                                                                           -----------       -----------

Adjusted net income (loss)                                                 $   490,678       $   (16,991)
                                                                           ===========       ===========

Fully diluted earnings (loss) per share                                    $       .09       $      (.01)
                                                                           ===========       ===========


                         MED/WASTE INC. AND SUBSIDIARIES

         EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER SHARE (CONT'D)

                                   (UNAUDITED)

                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                                        -------------------------------
                                                                            1997              1996
                                                                        -----------       -----------
Primary:

Weighted average number of common shares outstanding                      2,372,045         2,039,049

Common equivalent shares outstanding - options and warrants               1,628,108         1,118,358

Common equivalent shares outstanding - 20% of outstanding
shares                                                                     (495,985)         (465,789)
                                                                        -----------       -----------

Total common and common equivalent shares outstanding                     4,496,137         2,691,618

Net income                                                              $   724,134       $   135,075

Interest expense                                                        $    59,625       $    52,190
                                                                        -----------       -----------

Adjusted net income                                                     $   783,759       $   187,265
                                                                        ===========       ===========

Primary earnings per share                                              $       .17       $       .07
                                                                        ===========       ===========

Fully diluted:
Weighted average number of common shares outstanding                      2,372,045         2,039,049

Common equivalent shares outstanding - options and warrants               1,628,108         1,118,358

Common equivalent shares outstanding - convertible debentures             1,025,641                --

Common equivalent shares outstanding - 20% of outstanding
shares                                                                     (495,985)         (465,789)
                                                                        -----------       -----------

Total common and common equivalent shares outstanding                     5,521,778         2,691,618

Net income                                                              $   724,134       $   135,075

Interest expense                                                        $   205,679            48,816
                                                                        -----------       -----------

Adjusted net income                                                     $   928,813       $   183,891
                                                                        ===========       ===========

Fully diluted earnings per share                                        $       .17       $       .07
                                                                        ===========       ===========

